Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS RECORD THIRD QUARTER REVENUES OF $195.9 MILLION
Achieves 20 Percent Year-over-Year License Revenue Growth

•	Record third quarter total revenues of $195.9 million, up 21 percent year-over-year

•	Record third quarter license revenues of $83.7 million, up 20 percent year-over-year

•	Record third quarter GAAP earnings per diluted share of $0.24 and non-GAAP earnings per diluted share of $0.34

•	Achieves 20 percent GAAP net income growth and 29 percent non-GAAP net income growth
REDWOOD CITY, Calif., October 20, 2011 - Informatica Corporation (NASDAQ: INFA), the world's number one independent provider of data integration software, today announced financial results for the third quarter ended September 30, 2011.
“Our third quarter results showcase the growing adoption of our expansive product portfolio,” said Sohaib Abbasi, chairman and CEO, Informatica. “The third quarter extends the Informatica track record as the thirty-fourth consecutive quarter of sustained year-over-year revenue growth, despite the Great Recession.”
Financial Highlights for the Third Quarter Ended September 30, 2011
Total revenues for the third quarter of 2011 were $195.9 million, an increase of 21 percent from $161.3 million in the third quarter of 2010. License revenues were $83.7 million, an increase of 20 percent from $69.8 million in the third quarter of 2010.
Income from operations for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $37.2 million, up 15 percent from $32.4 million in the third quarter of 2010.
GAAP net income for the third quarter of 2011 was $27.0 million or $0.24 per diluted share, up over 14 percent from $22.5 million or $0.21 per diluted share in the third quarter of 2010.
Non-GAAP income from operations for the third quarter of 2011 was $53.5 million, up 27 percent from $42.3 million in the third quarter of 2010. Non-GAAP net income for the third quarter of 2011 was $38.1 million or $0.34 per diluted share, up over 21 percent from $29.4 million or $0.28 per diluted share in the third quarter of 2010. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructurings, acquisitions and other expenses, investment gains and stock compensation. A reconciliation of GAAP results to non-GAAP results is included below.

For the nine month period ended September 30, 2011, revenues were $556.6 million, an increase of 23 percent from the $452.0 million recorded for the first nine months of 2010. License revenues for the first nine months of 2011 were $241.6 million, up 24 percent from $194.9 million in the first nine months of 2010. GAAP net income for the first nine months of 2011 was $75.1 million or $0.67 per diluted share, up over 34 percent from $51.7 million or $0.50 per diluted share in the first nine months of 2010. Non-GAAP net income for the first nine months of 2011 was $106.7 million or $0.95 per diluted share, up over 30 percent from $76.2 million or $0.73 per diluted share in the first nine months of 2010. For the nine month periods ended September 30, 2011 and September 30, 2010, earnings per diluted share was calculated on an “if converted” basis, including the add-back of $0.8 million and $2.9 million, respectively, of interest and convertible notes issuance cost amortization, net of applicable income taxes. The add-back of $0.8 million for the nine month period ended September 30, 2011 represents interest and convertible note issuance cost amortization until the redemption of the convertible notes on March 18, 2011.
Additional Highlights Achieved Since July 2011:

•
Signed repeat business with 325 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included: Amtrak, Enerplus Resources Fund, Hawaiian Airlines, Juniper Networks, Landesbank Baden-Württemberg, LeapFrog Enterprises, Nielsen Media Research and Prime Therapeutics.

•
Added 80 new customers. Informatica increased its customer base to 4,526 companies. New customers included: Arby's Restaurant Group, Federal Home Loan Bank of Des Moines, Gate Gourmet Switzerland, Hoag Memorial Hospital Presbyterian, Panther Energy Trading, PT Sayap Mas Utama and Qualicorp Administradora de Benefícios.

•
Introduced Data Replication solutions to support big data. With high-speed data cloning, customers will benefit from timely analytics of their big data. As part of the Informatica Platform, this will enable a broad range of data replication projects, ranging from high-speed data cloning to sophisticated data replication with complex transformations required by active data warehousing.

•
Delivered industry's first Dynamic Data Masking solution. Informatica Dynamic Data Masking provides policy-driven obfuscation of sensitive data to address data privacy requirements without requiring any changes to application source codes.

•
Received top marks in Customer Satisfaction Survey for sixth consecutive year. Informatica received top marks for the sixth time in Customer Loyalty in the 2011 Data Integration Customer Satisfaction survey conducted by independent research firm TNS, a global market leader in insight and information.

•
Identified as a Leader in Data Quality. The Gartner 2011 Magic Quadrant for Data Quality Tools report cited Informatica as a “Leader.” According to Gartner, “Leaders in the market demonstrate strength across a complete range of data quality functionality, including profiling, parsing, standardization, matching, validation and enrichment. They exhibit a clear understanding and vision of where the market is headed, including recognition of non-customer data quality issues and the delivery of enterprise-level data quality implementations. Leaders have an established market presence, significant size and a multinational presence (directly or as a result of a parent company).”

•
Grew Informatica Marketplace to largest open data integration marketplace. In its first year, the Informatica Marketplace has grown 280 percent in number of solutions offered. It has also added four specialized Malls: Cloud Integration, Debugging Tools, Productivity Tools and Big Data.

•
Selected as a 2011 Teradata Epic Award Winner. Informatica was selected as the winner of the Independent Software Vendor (ISV) Partner Award for Collaborative Revenue Contribution as the ISV partner who influenced the largest year-over-year incremental revenue growth for Teradata, expanding its presence in over 20 accounts.

•	Launched Informatica Cloud Administration Application for iPhone and iPad. The new release, available on the

AppStore, enables users to remotely monitor and administer cloud integration jobs, taking action from any iPhone or iPad device.

•	Expanded into new facility in Bangalore, India. The new facility houses Informatica's second-largest team across all functions.

•
Informatica Executives' Leadership Recognized. Ron Papas, general manager, Informatica Cloud, won the 2011 Innovator Award in the Cloud Computing and E-Commerce category at the 53rd Annual TechAmerica David Packard Medal of Achievement and Innovator Awards. In the annual International Business Awards, Stephanie Wakefield, vice president, Investor Relations, won the Stevie Award for Communications, Investor Relations or PR Executive of the Year.

•
Approved Additional $75 million Stock Repurchase Authorization. Informatica's Board of Directors has approved an additional $75 million to augment the existing authorization under the company's common stock repurchase program. The company expects to repurchase shares to offset the otherwise dilutive impact of stock option exercise and restricted stock vesting activity. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica's stock, general business and market conditions and other investment opportunities.

Conference Call and Webcast
Informatica will discuss its third quarter 2011 results on a conference call today beginning at 2:00 p.m. PDT. A live webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 706-645-9291, reservation number 57567095.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica to gain a competitive advantage with timely, relevant and trustworthy data for their top business imperatives. Worldwide, over 4,500 enterprises depend on Informatica for data integration, data quality and big data solutions to access, integrate and trust their information assets residing on premise and in the Cloud. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to the expansion of our markets, acquisitions and the critical role of data integration. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of October 20, 2011 and Informatica undertakes no duty to update this information.
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Note: Informatica, PowerCenter, Informatica Cloud, Informatica Cloud Administration, Informatica Data Replication, Informatica Dynamic Data Masking and Informatica Marketplace are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
License	$83,736	$69,829	$241,580	$194,892
Service	112,151	91,421	315,066	257,149
Total revenues	195,887	161,250	556,646	452,041
Cost of revenues:
License	1,011	1,124	3,669	3,232
Service	30,432	25,304	87,111	73,402
Amortization of acquired technology	5,156	3,445	14,334	9,833
Total cost of revenues	36,599	29,873	105,114	86,467
Gross profit	159,288	131,377	451,532	365,574
Operating expenses:
Research and development	34,577	26,269	98,093	76,648
Sales and marketing	70,437	60,854	200,962	172,326
General and administrative	14,516	11,346	40,507	33,619
Amortization of intangible assets	1,886	2,280	5,959	7,345
Facilities restructuring charges (benefit)	(282)	553	704	1,545
Acquisitions and other	917	(2,323)	(5)	1,326
Total operating expenses	122,051	98,979	346,220	292,809
Income from operations	37,237	32,398	105,312	72,765
Interest and other income (expense), net	1,765	(802)	573	(145)
Income before income taxes	39,002	31,596	105,885	72,620
Income tax provision	12,012	9,125	30,776	20,928
Net income	$26,990	$22,471	$75,109	$51,692
Basic net income per common share	$0.25	$0.24	$0.73	$0.56
Diluted net income per common share (1)	$0.24	$0.21	$0.67	$0.50
Shares used in computing basic net income per common share	106,274	92,794	103,080	91,746
Shares used in computing diluted net income per common share	112,406	109,494	112,655	108,283
____________________

(1)
Diluted EPS is calculated under the "if converted" method for the three months ended September 30, 2010, and nine months ended September 30, 2011 and 2010. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million for the three months ended September 30, 2010, and $0.8 million and $2.9 million for the nine months ended September 30, 2011 and 2010, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$248,714	$208,899
Short-term investments	305,173	262,047
Accounts receivable, net of allowances of $3,589 and $4,289, respectively	129,372	147,534
Deferred tax assets	18,868	22,664
Prepaid expenses and other current assets	36,340	32,321
Total current assets	738,467	673,465
Property and equipment, net	13,886	9,866
Goodwill and intangible assets, net	496,815	478,653
Long-term deferred tax assets	24,838	18,314
Other assets	6,061	9,343
Total assets	$1,280,067	$1,189,641
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$97,869	$112,462
Accrued facilities restructuring charges	20,314	18,498
Deferred revenues	193,373	172,559
Convertible senior notes	—	200,693
Total current liabilities	311,556	504,212
Accrued facilities restructuring charges, less current portion	8,453	20,410
Long-term deferred revenues	6,505	6,987
Long-term deferred tax liabilities	172	311
Long-term income taxes payable	16,663	12,739
Other liabilities	7,376	—
Stockholders’ equity	929,342	644,982
Total liabilities and stockholders’ equity	$1,280,067	$1,189,641

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$75,109	$51,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,303	4,614
Recovery of doubtful accounts	(488)	(27)
Gain on sale of investment in equity interest	(706)	(1,824)
Stock-based compensation	24,300	17,017
Deferred income taxes	633	2,113
Tax benefits from stock-based compensation	20,088	15,159
Excess tax benefits from stock-based compensation	(19,795)	(14,389)
Amortization of intangible assets and acquired technology	20,293	17,178
Non-cash facilities restructuring charges	704	1,545
Other non-cash items	(1,702)	(2,146)
Changes in operating assets and liabilities:
Accounts receivable	18,910	23,240
Prepaid expenses and other assets	(10,615)	(2,307)
Accounts payable and accrued liabilities	(14,104)	(12,575)
Income taxes payable	3,793	(13,285)
Accrued facilities restructuring charges	(10,723)	(11,143)
Deferred revenues	20,247	13,060
Net cash provided by operating activities	130,247	87,922
Investing activities:
Purchases of property and equipment	(8,502)	(4,584)
Purchases of investments	(304,871)	(211,977)
Purchase of investment in equity interest	(164)	(1,500)
Sale of investment in equity interest	706	4,824
Maturities and sales of investments	261,171	318,956
Business acquisitions, net of cash acquired	(27,969)	(168,777)
Net cash used in investing activities	(79,629)	(63,058)
Financing activities:
Net proceeds from issuance of common stock	45,457	44,807
Repurchases and retirement of common stock	(70,111)	(10,651)
Redemption of convertible senior notes	(4)	—
Withholding taxes related to restricted stock units net share settlement	(5,701)	(1,713)
Payment of issuance costs on credit facility	—	(1,881)
Excess tax benefits from stock-based compensation	19,795	14,389
Net cash provided by (used in) financing activities	(10,564)	44,951
Effect of foreign exchange rate changes on cash and cash equivalents	(239)	(1,696)
Net increase in cash and cash equivalents	39,815	68,119
Cash and cash equivalents at beginning of period	208,899	159,197
Cash and cash equivalents at end of period	$248,714	$227,316

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Total revenues	$195,887	$161,250	$556,646	$452,041

Operating income:

GAAP operating income	$37,237	$32,398	$105,312	$72,765

Percentage of GAAP operating income to total revenues	19%	20%	19%	16%

Plus:
Amortization of acquired technology - Cost of revenues	5,156	3,445	14,334	9,833
Amortization of intangible assets - Operating expenses	1,886	2,280	5,959	7,345
Facilities restructuring charges (benefit) - Operating expenses	(282)	553	704	1,545
Acquisitions and other - Operating expenses	917	(2,323)	(5)	1,326
Stock-based compensation - Cost of revenues	874	641	2,599	1,956
Stock-based compensation - Research and development	2,825	1,925	7,878	5,285
Stock-based compensation - Sales and marketing	2,616	1,817	7,503	5,383
Stock-based compensation - General and administrative	2,318	1,573	6,320	4,393
Non-GAAP operating income	$53,547	$42,309	$150,604	$109,831

Percentage of Non-GAAP operating income to total revenues	27%	26%	27%	24%

Net income:

GAAP net income	$26,990	$22,471	$75,109	$51,692

Plus:
Amortization of acquired technology - Cost of revenues	5,156	3,445	14,334	9,833
Amortization of intangible assets - Operating expenses	1,886	2,280	5,959	7,345
Facilities restructuring charges (benefit) - Operating expenses	(282)	553	704	1,545
Acquisitions and other - Operating expenses	917	(2,323)	(5)	1,326
Stock-based compensation - Cost of revenues	874	641	2,599	1,956
Stock-based compensation - Research and development	2,825	1,925	7,878	5,285
Stock-based compensation - Sales and marketing	2,616	1,817	7,503	5,383
Stock-based compensation - General and administrative	2,318	1,573	6,320	4,393
Gain on sale of investment in equity interest	(706)	—	(706)	(1,824)
Income tax adjustments	(4,518)	(2,974)	(12,987)	(10,685)
Non-GAAP net income	$38,076	$29,408	$106,708	$76,249

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Diluted GAAP net income per share: (1)

Diluted GAAP net income per share	$0.24	$0.21	$0.67	$0.50
Plus:
Amortization of acquired technology	0.04	0.03	0.13	0.09
Amortization of intangible assets	0.02	0.02	0.05	0.07
Facilities restructuring charges (benefit)	—	0.01	0.01	0.02
Acquisitions and other	0.01	(0.02)	—	0.01
Stock-based compensation	0.08	0.06	0.22	0.16
Gain on sale of investment in equity interest	(0.01)	—	(0.01)	(0.02)
Income tax adjustments	(0.04)	(0.03)	(0.12)	(0.10)
Diluted Non-GAAP net income per share	$0.34	$0.28	$0.95	$0.73

Shares used in computing diluted Non-GAAP net income per share	112,406	109,494	112,655	108,283
________________

(1)
Diluted EPS is calculated under the "if converted" method for the three months ended September 30, 2010, and nine months ended September 30, 2011 and 2010. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million for the three months ended September 30, 2010, and $0.8 million and $2.9 million for the nine months ended September 30, 2011 and 2010, respectively.